UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Global Payments Inc. (“Global Payments”) approved the following executive appointments effective as of October 10, 2005 pursuant to a resolution dated October 10, 2005.

The Board of Directors has appointed James G. Kelly, Senior Executive Vice President and Chief Financial Officer of Global Payments, as Senior Executive Vice President and Chief Operating Officer, reporting to Paul R. Garcia, Chairman, President and CEO of Global Payments.

Mr. Kelly, age 43, has served as Senior Executive Vice President since April 2004 and Chief Financial Officer since September 2000. Global Payments expects to amend Mr. Kelly’s employment agreement in connection with the appointment, and will file an amended Form 8-K describing the material provisions of the amended agreement after it has been executed.

The Board of Directors has appointed Joseph C. Hyde, Senior Vice President of Finance with Global Payments, as Executive Vice President and Chief Financial Officer to succeed Mr. Kelly, and he will continue reporting to Mr. Garcia in this new role.

Mr. Hyde, age 31, has served as Senior Vice President of Finance since December 2001 and Vice President of Finance with Global Payments, from February 2001 to December 2001. Prior to his employment with Global Payments, he served as Vice President of Finance of NDC eCommerce from June 2000 to January 2001, as an Associate with Alvarez & Marsal from 1998 to 2000, and was a Financial Analyst at The Blackstone Group from 1996 to 1998. Global Payments expects to amend Mr. Hyde’s employment agreement in connection with the appointment, and will file an amended Form 8-K describing the material provisions of the amended agreement after it has been executed.

The Board of Directors also appointed Martin A. Picciano, Senior Vice President of Accounting and Compliance with Global Payments, as Senior Vice President and Chief Accounting Officer, reporting to Mr. Hyde.

Mr. Picciano, age 39, has been the Senior Vice President of Accounting and Compliance since June 2004 and Vice President and Controller with Global Payments, from February 2001 to May 2004. Prior to his employment with Global Payments, he served as Assistant Corporate Controller of National Data Corporation, now known as NDC Health, from September 1996 until January 2001. Global Payments expects to enter into an employment agreement with Mr. Picciano in connection with the appointment, and will file an amended Form 8-K describing the material provisions of the agreement after it has been executed.

There is no family relationship between any of our executive officers or directors and there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with our directors or officers acting solely in their capacities as such. Our executive officers serve at the pleasure of our Board of Directors.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: October 10, 2005	By:	/s/ Joseph C. Hyde
Joseph C. Hyde
Chief Financial Officer
(Principal Financial Officer)